IMAX CORPORATION
Exhibit 99.1

IMAX CORPORATION
2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com
IMAX RECEIVES EXPECTED ADDITIONAL NASDAQ STAFF DETERMINATION LETTER
IN CONNECTION WITH DELAYED FILING OF QUARTERLY REPORT
Toronto, Canada — May 18, 2007 — IMAX Corporation (NASDAQ:IMAX; TSX:IMX) announced today that, as expected, it received a NASDAQ Staff Determination letter on May 14, 2007 indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the Securities and Exchange Commission for continued listing of the Company’s common shares, and that Company’s common shares are subject to delisting from The NASDAQ Global Market. The Company understands that the letter was issued in accordance with NASDAQ’s standard procedures as a result of the delay in filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007.
The Company previously announced it has delayed the filing of its annual report on Form 10-K for fiscal 2006 and its quarterly report on Form 10-Q for the quarter ended March 31, 2007 due to the discovery of certain accounting errors and has since broadened its accounting review to include certain other accounting matters based on comments received by the Company from the SEC and Ontario Securities Commission. The Company is currently working diligently and devoting necessary resources to complete the reports and filings as soon as practicable.
The Company has requested a hearing before a NASDAQ Listing Qualifications Panel to appeal the NASDAQ Staff Determination issued April 3, 2007 as a result of the delay in filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006. The hearing is scheduled for May 24, 2007 and will also address the NASDAQ Staff Determination Letter dated May 14, 2007. The hearing request has stayed the delisting of the Company’s common shares pending the Panel’s decision, although there can be no assurance that the Panel will ultimately grant the Company’s request for continued listing.
About IMAX Corporation
IMAX Corporation is one of the world’s leading entertainment technology companies, specializing in digital and film-based motion picture technologies. The worldwide IMAX® network is among the most important and successful theatrical distribution platforms for major event Hollywood films around the globe, with IMAX theatres delivering the world’s best cinematic presentations using proprietary IMAX, IMAX® 3D, and IMAX DMR® technology. IMAX DMR is the Company’s groundbreaking digital remastering technology that allows it to digitally transform virtually any conventional motion picture into the unparalleled image and sound quality of The IMAX Experience®. IMAX’s renowned projectors display crystal-clear images on the world’s biggest screens, and the IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences for consumers. As of September 30, 2006, there were 280 IMAX theatres operating in 40 countries.

IMAX®, IMAX® 3D, IMAX DMR®, IMAX MPX® and The IMAX Experience® are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.
This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the outcome of the accounting review and related matters discussed in this press release, the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, risks arising from potential material weaknesses in internal control over financial reporting, the extent and impact of the restatement of our financial statements, the outcome of the appeal of the NASDAQ Staff Determination letters and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
     For additional information please contact:

Media:	Business Media:	Investors:
IMAX Corporation, New York	Sloane & Company, New York	Integrated Corporate Relations
Sarah Gormley	Whit Clay	Amanda Mullin
212-821-0155	212-446-1864	203-682-8243
sgormley@imax.com	wclay@sloanepr.com	Amanda.Mullin@icrinc.com